As filed with the Securities and Exchange Commission on September 8, 2004
                                                   Registration No.  333-
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                       ----------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                        ----------------------------------

                                 NATUZZI S.p.A.
             (Exact name of registrant as specified in its charter)

             ITALY                                               N/A
   (State or other jurisdiction                          (I.R.S. Employer
  of incorporation or organization)                     Identification No.)


                               Via Iazzitiello 47
                             70029 Santeramo, Italy
               (Address of Principal Executive Offices) (Zip Code)

                       Natuzzi S.p.A. Stock Incentive Plan
                            (Full Title of the Plan)
                               Gaetano De Cataldo
                             Natuzzi Americas, Inc.
                         317 West High Avenue, Suite 610
                                  P.O. Box 2438
                        High Point, North Carolina 27261
                     (Name and Address of Agent for Service)
                                 (336) 887-8300
          (Telephone Number, Including Area Code, of Agent for Service)

                              --------------------

                                    Copy to:
                                 Arthur H. Kohn
                            Cleary, Gottlieb, Steen &
                                    Hamilton
                                One Liberty Plaza
                            New York, New York 10006
                                 (212) 225-2000

                                CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------
   Title of Securities        Amount      Proposed Maximum    Proposed Maximum        Amount of
          to be               to be      Offering Price Per  Aggregate Offering     Registration
        Registered        Registered (1)        Share               Price                Fee
------------------------------------------------------------------------------------------------------
 Restricted Stock Units      500,000            $9.40            $4,700,000          $595.49 (2)
------------------------------------------------------------------------------------------------------
 Ordinary Shares Par        2,500,000          $10.37            $25,925,000        $3,284.70 (3)
   Value 1 euro
------------------------------------------------------------------------------------------------------

(1) Together with an indeterminate number of ordinary shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the Natuzzi S.p.A. Stock Incentive Plan (the "Plan") as a result of stock splits, stock dividends or similar adjustments of the outstanding Shares of Natuzzi S.p.A. (the "Registrant").

(2) Estimated solely for the purposes of calculation of the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act") and based upon the average of the high and low prices of the Ordinary Shares, as reported by ADSs, reported on the New York Stock Exchange on September 3, 2004. Each ADS is equal to one share and the average of the high and low reported price for one ADS was $9.40 on September 3, 2004.

(3) With respect to 2,500,000 shares covered by stock options to be issued under the Plan, calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), based on the price at which such options may be exercised.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents, heretofore filed with or furnished to the Securities and Exchange Commission (the "Commission") by the Registrant and the Plan with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference and made a part hereof:

         (a) The Registrant's Annual Report on Form 20-F (No. 001-11854) filed by the Registrant with the Commission, on June 30, 2004 relating to the fiscal year ended December 31, 2003;

         (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registration document referred to in (a) above;

         (c) The description of the Shares contained in the Registration Statement filed under the Exchange Act on Form 8-A dated April 12, 1993, as amended by the Registration Statement on Form 8-A dated May 12, 1993.

         All documents subsequently filed by the Registrant and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

         For purposes of this Registration Statement, any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

The Registrant maintains insurance under which its directors and officers are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of infringing or having infringed their duties as directors or officers, so long as such infringement was not willful.

Item 7.  Exemption From Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The following exhibits are filed with or incorporated by reference into this Registration Statement (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

         Exhibit No.        Document
         -----------        --------

         4.1 English translation of the by-laws (statuto) of the Registrant, as amended and restated as of November 21, 2003, filed as Exhibit 1.1 to the Registrant's Form 20-F filed by the Registrant with the Commission on June 30, 2004 (File No. 001-11854) and incorporated herein by reference.

         4.2                English translation of the Plan

         5.1 Opinion of Giuseppe Catalano, the Registrant's Internal Legal Counsel, regarding the validity of the securities being registered

         23.1               Consent of Independent Auditors

         23.2 Consent of Giuseppe Catalano, the Registrant's Internal Legal Counsel (included in Exhibit 5.1)



Item 9.  Undertakings.

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs
         (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Santeramo, Italy, on September 8, 2004.

                                             NATUZZI S.p.A.


                                             By:  /s/ Pasquale Natuzzi
                                                  ---------------------
                                                  Name: Pasquale Natuzzi
                                                  Title: Chief Executive Officer


                  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date(s) indicated.

       Signature                                         Title
       ---------                                         -----

/s/ Pasquale Natuzzi                         Chief Executive Officer, and
----------------------                     Chairman of the Board of Directors
Name: Pasquale Natuzzi

On this 8th day of September, 2004

/s/ Giuseppe Desantis                            General Manager, and
----------------------                       Vice Chairman of the Board of
Name: Giuseppe Desantis                      Directors(Principal Financial
                                                         Officer)

On this 8th day of September, 2004

/s/   Giambattista Massaro              General Manager of Purchasing, Logistics
--------------------------                   and Oversees Operations, and
Name: Giambattista Massaro                               Director

On this 8th day of September, 2004

/s/  Gianluca Monteleone                  Marketing and Communications Director,
------------------------                                and Director
Name: Gianluca Monteleone

On this 8th day of September, 2004

/s/ Armando Branchini                                Outside Director
----------------------
Name:  Armando Branchini

On this 8th day of September, 2004

/s/ Stelio Campanale                                 Outside Director
----------------------
Name:  Stelio Campanale

On this 8th day of September, 2004

                                                     Outside Director
----------------------
Name:  Pietro Gennaro

On this ___ day of September, 2004

/s/ Guiseppe Russo Corvace                           Outside Director
---------------------------
Name:  Guiseppe Russo Corvace

On this 8th day of September, 2004

/s/ Cataldo Sferra                                   Outside Director
----------------------
Name:  Cataldo Sferra

On this 8th day of September, 2004




Authorized Representative in the United States
----------------------------------------------

/s/ Gaetano De Cataldo
--------------------------

Name: Gaetano De Cataldo
Title: Executive Vice President / Natuzzi Americas, Inc.
On this 8th day of September, 2004

                                  EXHIBIT INDEX

   Exhibit                             Description                               Method of Filing
   Number

     4.1       English translation of the by-laws (statuto) of the          Filed as Exhibit 1.1 to
               Registrant, as amended and restated as of November 21,       the Registrant's Form
               2003                                                         20-F  filed by the
                                                                            Registrant with the
                                                                            Commission on June 30,
                                                                            2004  (File No. 001-11854)
                                                                            and incorporated herein by
                                                                            reference

     4.2       English translation of the Plan                              Filed herewith

     5.1       Opinion of Giuseppe Catalano, the Registrant's Internal      Filed herewith
               Legal Counsel, regarding the validity of the securities
               being registered

    23.1       Consent of KPMG S.p.A.                                       Filed herewith

    23.2       Consent of Giuseppe Catalano, the Registrant's Internal      Filed herewith
               Legal Counsel (included in Exhibit 5.1)